UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuance to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2017, Zimmer Biomet G.K. (the “Borrower”), a wholly-owned subsidiary of Zimmer Biomet Holdings, Inc. (the “Company”), entered into (i) a Term Loan Agreement (the “New Term Loan Agreement”) with Sumitomo Mitsui Banking Corporation (“SMBC”), for a new ¥21.3 billion term loan, and (ii) an Amended and Restated Term Loan Agreement (the “Restated Term Loan Agreement,” and together with the New Term Loan Agreement, the “Loan Agreements”) with SMBC, which amends and restates that certain ¥11.7 billion Term Loan Agreement between the Borrower and SMBC dated as of May 24, 2012, as amended by the First Amendment dated as of October 31, 2014, and which Restated Term Loan Agreement further extends the maturity date of the ¥11.7 billion term loan, reflects name changes and makes certain other changes. The term loans under the Loan Agreements will mature on September 27, 2022 and bear interest at a fixed rate of 0.635% per annum.

The Company has unconditionally guaranteed the payment of the Borrower’s obligations under the Loan Agreements by entering into an Amended and Restated Letter of Guarantee, dated as of September 22, 2017, with SMBC (the “Guarantee”).

The Loan Agreements incorporate by reference certain terms and conditions included in that certain Credit Agreement, dated as of September 30, 2016, among the Company, the Borrower, ZB Investment Luxembourg S.Á.R.L., the borrowing subsidiaries referred to therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and the lenders named therein (the “Credit Agreement”). Such terms include customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets, and a requirement that the Company maintain a consolidated indebtedness to consolidated EBITDA ratio of no greater than 4.5 to 1.0 for any fiscal quarter. Moreover, if the Company does not maintain Investment Grade Standing (as defined in the Credit Agreement), additional restrictions would result, including restrictions on investments and payment of dividends.

The foregoing summaries of the New Term Loan Agreement, the Restated Term Loan Agreement and the Guarantee are qualified in their entirety by the full text of the New Term Loan Agreement, the Restated Term Loan Agreement and the Guarantee, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The foregoing summary of terms of the Credit Agreement incorporated by reference in the Loan Agreements is qualified in its entirety by the full text of the Credit Agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement ¥21,300,000,000, dated as of September 22, 2017, between Zimmer Biomet G.K. and Sumitomo Mitsui Banking Corporation

10.2	Amended and Restated Term Loan Agreement ¥11,700,000,000, dated as of September 22, 2017, between Zimmer Biomet G.K. and Sumitomo Mitsui Banking Corporation

10.3	Amended and Restated Letter of Guarantee, dated as of September 22, 2017, made by Zimmer Biomet Holdings, Inc. in favor of Sumitomo Mitsui Banking Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2017

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ CHAD F. PHIPPS
Chad F. Phipps
Senior Vice President, General Counsel and Secretary